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As filed with the Securities and Exchange Commission on August 2, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

EXE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-1719817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
8787 Stemmons Freeway, Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED
1997 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
(Full title of the Plan)

Raymond R. Hood
Chief Executive Officer
EXE Technologies, Inc.
8787 Stemmons Freeway
Dallas, Texas 75247
(Name and address of agent for service)

(214) 775-6000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Number of Shares to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock $.01 par value	3,000,000	$1.04(1)	$3,120,000	$288.00

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the bid and asked price of the Registrant's Common Stock as reported on the Nasdaq National Market on August 1, 2002.

STATEMENT OF INCORPORATION BY REFERENCE

        This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-55320, filed with the Securities and Exchange Commission on February 9, 2001 by EXE Technologies, Inc. (the "Registrant"), relating to the Registrant's 1997 Incentive and Non-Qualified Stock Option Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on the 2nd day of August, 2002.

EXE TECHNOLOGIES, INC.
By:	/s/ RAYMOND R. HOOD Raymond R. Hood Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of EXE Technologies, Inc. hereby severally constitute and appoint Raymond R. Hood and Kenneth R. Vines, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable EXE Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RAYMOND R. HOOD Raymond R. Hood	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	August 2, 2002
/s/ KENNETH R. VINES Kenneth R. Vines	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	August 2, 2002
/s/ JEFFREY R. RODEK Jeffrey R. Rodek	Director	August 2, 2002
/s/ JAY C. HOAG Jay C. Hoag	Director	August 2, 2002
/s/ WILLIAM J. LANSING William J. Lansing	Director	July 20, 2002
/s/ KLAUS P. BESIER Klaus P. Besier	Director	July 22, 2002
/s/ GREGORY A. BRADY Gregory A. Brady	Director	July 20, 2002
/s/ STEVEN A. DENNING Steven A. Denning	Director	August 2, 2002

Exhibit Index

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (Incorporated herein by reference to Exhibit 3.1b to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2000).
4.2	Second Amended and Restated By-Laws of the Registrant (Incorporated herein by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2001).
5.1	Opinion of Hale and Dorr LLP.
23.1	Consent of Hale and Dorr LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.
24.1	Power of Attorney (Included on Signature Page)

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STATEMENT OF INCORPORATION BY REFERENCE
SIGNATURES
POWER OF ATTORNEY
Exhibit Index